Exhibit 99.1

Mirum Pharmaceuticals Appoints Saira Ramasastry to Board of Directors

FOSTER CITY, Calif. – June 6, 2022 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today announced the appointment of Saira Ramasastry to the Company’s board of directors and as a member of the audit committee where she will bring to bear her more than 20 years of financial leadership.

“Saira’s extensive financial and strategic experience will be a tremendous complement to our board of directors as we seek to expand the reach and impact of LIVMARLI®, advance our development programs, and grow our rare disease pipeline,” said Chris Peetz, president and chief executive officer of Mirum. “We have sought to comprise our Board with individuals of strong integrity, experience and judgment, and we believe Saira will be a great fit and valued advisor as we continue to grow.”

Ms. Ramasastry is the managing partner of Life Sciences Advisory, LLC an independent firm that she founded to provide strategic advice and business development solutions for life science companies. Prior to founding Life Sciences Advisory, Ms. Ramasastry spent 10 years as an investment banker with Merrill Lynch & Company where she helped establish the biotechnology practice and advised on mergers and acquisitions, and strategic and capital market transactions. Previously, she served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm. Ms. Ramasastry currently serves on the board of directors for Day One Biopharmaceuticals, Inc. Vir Biotechnology, Inc., Akouos, Inc., and Glenmark Pharmaceuticals, Ltd. She is also a health innovator fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. Ms. Ramasastry holds an M.S. in management science and engineering and a B.A. in economics from Stanford University, as well as a M. Phil. in management studies from University of Cambridge.

“Mirum is an exciting company with a talented team that has demonstrated its ability to create ambitious goals and deliver value for patients,” said Saira Ramasastry. “I am honored to join its Board and support Mirum as they continue to advance important medicines for rare diseases.”

About Mirum Pharmaceuticals, Inc.

Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare liver diseases. Mirum’s approved medication is LIVMARLI® (maralixibat) oral solution which is approved in the United States for the treatment of cholestatic pruritus in patients with Alagille syndrome one year of age and older.

Mirum’s late-stage pipeline includes two investigational treatments for debilitating liver diseases affecting children and adults. LIVMARLI, an oral ileal bile acid transporter (IBAT) inhibitor, is currently being evaluated in clinical trials for pediatric liver diseases and includes the MARCH Phase 3 clinical trial for progressive familial intrahepatic cholestasis (PFIC) and the EMBARK Phase 2b clinical trial for patients with biliary atresia. In addition, Mirum has an expanded access program open across multiple countries for eligible patients with ALGS and PFIC.

Mirum has submitted a Marketing Authorization Application to the European Medicines Agency for LIVMARLI for the treatment of cholestatic liver disease in patients with Alagille syndrome.

Mirum’s second investigational treatment, volixibat, an oral IBAT inhibitor, is being evaluated in three potentially registrational studies including the VISTAS Phase 2b clinical trial for adults with primary sclerosing cholangitis, the OHANA Phase 2b clinical trial for pregnant women with intrahepatic cholestasis of pregnancy, and the VANTAGE Phase 2b clinical trial for adults with primary biliary cholangitis.

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Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the benefits Ms. Ramasastry’s experience will have for Mirum and its board of directors, Mirum’s continued advancement of therapies for rare disease and the potential success and impacts of LIVMARLI and Mirum’s programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “will,” “anticipate,” “seek,” “expect,” “potential,” “intend” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Media Contact:

Erin Murphy

media@mirumpharma.com

Investor Contacts:

Ian Clements, Ph.D.

ir@mirumpharma.com

Sam Martin

Argot Partners

ir@mirumpharma.com